UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PENN ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF PENN ENTERTAINMENT, INC.

TO BE HELD ON JUNE 17, 2025

On April 28, 2025, PENN Entertainment, Inc. (“PENN”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s Annual Meeting of Shareholders to be held on June 17, 2025 (the “Annual Meeting”). The Company is filing this supplement (the “Supplement”) to the Proxy Statement to disclose the following:

1.	The two candidates whom the Company’s Board of Directors has nominated for election at the Annual Meeting, Messrs. Johnny Hartnett and Carlos Ruisanchez, were originally recommended for nomination by HG Vora Special Opportunities Master Fund, Ltd.

2.	The section of the Proxy Statement entitled “Proposal 4: Approval of the Second Amendment to our 2022 Long-Term Incentive Compensation Plan” contains a sub-section entitled “Share Usage Rate and Dilution” on page 82. In such sub-section, PENN’s average share usage rate, sometimes referred to as unadjusted burn rate, over the three years ended December 31, 2024 (calculated as equity-based awards granted under PENN’s equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) is incorrectly stated as approximately 3.28%. The correct average share usage rate of PENN is approximately 1.98%.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Further, this Supplement should be read with the Proxy Statement and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended by this Supplement.